UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2026

GENERATION INCOME PROPERTIES, INC.

(Exact name of Registrant as Specified in Its Charter)

Maryland	001-40771	47-4427295
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 East Jackson Street Suite 3300
Tampa, Florida		33602
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 813 448-1234

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock par value $0.01 per share	GIPR	The Nasdaq Stock Market LLC
Warrants to purchase Common Stock	GIPRW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On February 10, 2026, Generation Income Properties, Inc. (the “Company”) entered into an Amended and Restated Convertible Note (the “First Amended Note”) in the principal amount of $551,437 with Silverback Capital Corporation (the “Noteholder”). The First Amended Note amends and restates that certain Secured Promissory Note, dated April 25, 2025, in the original principal amount of $1,000,000 originally issued to Brown Family Enterprises LLC in exchange for a loan to the Company (the “Original Note”). The Original Note was sold and assigned to Noteholder on February 10, 2026 and amended by the Company and Noteholder on such date. The First Amended Note amended and restated the Original Note by changing the maturity date to February 10, 2027 and changing the interest rate to 9% per annum simple interest. The First Amended Note was convertible into shares of Company common stock (“Conversion Shares”), subject to customary beneficial ownership limitations, at a conversion price of 80% of the “Market Price” (as defined in the Amended Note) of the Company’s common stock at the time of conversion.

On February 24, 2026, the First Amended and Note was further amended and restated by a second Amended and Restated Convertible Note (the “Second Amended Note”), which amended the First Amended Note by (i) changing the maturity date to February 24, 2027, (ii) providing that the conversion price shall not be less than a floor of $0.10 per share, and (iii) providing that the Amended Note may not be converted into a number of shares of Company common stock that exceeds 19.9% of the outstanding shares of Company common stock on the date of the Amended Note unless the Company obtains stockholder approval in accordance with the applicable rules of the Nasdaq Stock Market.

On February 18, 2026, the Noteholder converted $26,304 of the balance of the First Amended Note into an aggregate of 60,000 Conversion Shares.

The foregoing summary of the terms and conditions of the First Amended Note and Second Amended Note does not purport to be complete and is qualified in its entirety by reference to the full text of the First Amended Note and Second Amended Note, which are attached as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

The disclosure in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item. The Company claims an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), for the private placement of the Conversion Shares pursuant to Section 3(a)(9) of the Securities Act as involving an exchange by the Company exclusively with its security holders. No commission or other remuneration was paid or given for soliciting the exchange transactions. Other exemptions may apply.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Convertible Note, dated February 10, 2026, issued to Silverback Capital Corporation (First Amended Note)

10.2	Amended and Restated Convertible Note, dated February 24, 2026, issued to Silverback Capital Corporation (Second Amended Note)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Forward-Looking Statements

This Current Report on Form 8-K may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainty. Words such as “anticipate,” “estimate,” “expect,” “intend,” “plan,” and “project” and other similar words and expressions are intended to signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various risks and uncertainties. Such statements are based on management’s current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Investors are cautioned that there can be no assurance actual results or business conditions will not differ materially from those projected or suggested in such forward-looking statements as a result of various factors. Please refer to the risks detailed from time to time in the reports we file with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on March 28, 2025, as well as other filings on Form 10-Q and periodic filings on Form 8-K, for additional factors that could cause actual results to differ materially from those stated or implied by such forward-looking statements. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERATION INCOME PROPERTIES, INC.

Date:	February 25, 2026	By:	/s/ Ron Cook
Ron Cook Principal Finance and Accounting Officer